Exhibit 99.1

September 30, 2024

Alexander’s Completes $400 Million Refinancing of
731 Lexington Avenue Office Condominium
PARAMUS, NEW JERSEY..........Alexander’s, Inc. (NYSE: ALX) today announced that it has completed a $400 million refinancing of the office condominium portion of 731 Lexington Avenue, the Class A Bloomberg LP headquarters building. The interest-only loan carries a fixed rate of 5.045% and matures in October 2028. The loan is prepayable, at Alexander’s option, with no penalty, beginning in October 2026.

The loan replaces the prior $490 million loan on the office condominium, that bore interest at the Prime rate (currently 8.00%) and was scheduled to mature in October 2024.

Alexander’s, Inc. is a real estate investment trust that has five properties in New York City.

CONTACT:
GARY HANSEN
(201) 587-8541
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are the increase in interest rates and inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.